================================================================================


                                    FORM OF

                               WARRANT AGREEMENT

                                  Dated as of

                                March __, 1999

                                     among

                                CARESIDE, INC.,

                            FAHNESTOCK & CO. INC.,

                        WEDBUSH MORGAN SECURITIES, INC.

                                      and

                       SOUTHEAST RESEARCH PARTNERS, INC.



                                 Warrants for
                                Common Stock of
                                Careside, Inc.


================================================================================

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE 1  Definitions...........................................................   1
           -----------
 SECTION 1.01. Definitions.......................................................   1
 SECTION 1.02. Other Definitions.................................................   3
 SECTION 1.03. Rules of Construction.............................................   3
               ---------------------

ARTICLE 2 Warrant Certificates...................................................   3
          --------------------
 SECTION 2.01. Form and Dating...................................................   3
 SECTION 2.02. Legend............................................................   4
 SECTION 2.03. Execution.........................................................   4
 SECTION 2.04. Registration......................................................   4
 SECTION 2.05. Transfer and Exchange.............................................   5
 SECTION 2.06. Replacement Certificates..........................................   6

ARTICLE 3 Exercise Terms.........................................................   6
          --------------
 SECTION 3.01. Exercise Price....................................................   6
 SECTION 3.02. Exercise Periods..................................................   6
 SECTION 3.03. Expiration........................................................   6
 SECTION 3.04. Manner of Exercise................................................   6
 SECTION 3.05. Issuance of Warrant Shares........................................   7
 SECTION 3.06. Fractional Warrant Shares.........................................   7
 SECTION 3.07. Reservation of Warrant Shares.....................................   8

ARTICLE 4 Antidilution Provisions................................................   8
           -----------------------
 SECTION 4.01. Changes in Common Stock...........................................   8
 SECTION 4.02. Cash Dividends and Other Distributions............................   9
 SECTION 4.03. Rights Issue to All Holders of Common Stock.......................   9
 SECTION 4.04. Combination; Liquidation..........................................  10
 SECTION 4.05. Other Events......................................................  11
 SECTION 4.06. Superseding Adjustment............................................  11
 SECTION 4.07. Minimum Adjustment................................................  11
 SECTION 4.08. Notice of Adjustment..............................................  12
 SECTION 4.09. Notice of Certain Transactions....................................  12
 SECTION 4.10. Adjustment to Warrant Certificate.................................  12

ARTICLE 5 Registration Rights....................................................  13
          -------------------
 SECTION 5.01. Effectiveness of Registration Statement...........................  13
 SECTION 5.02. Blue Sky..........................................................  13
 SECTION 5.03. Accuracy of Disclosure............................................  13
 SECTION 5.04. Indemnification...................................................  14
 SECTION 5.05. Additional Acts...................................................  17
 SECTION 5.06. Expenses..........................................................  17

ARTICLE 6 Miscellaneous..........................................................  17
          -------------
 SECTION 6.01. Securities and Exchange Commission Reports and Other Information..  17
 SECTION 6.02. Persons Benefitting...............................................  18
 SECTION 6.03. Rights of Holders.................................................  18
 SECTION 6.04. Amendment.........................................................  18

 SECTION 6.05. Notices...........................................................  18
 SECTION 6.06. Governing Law.....................................................  19
 SECTION 6.07. Successors........................................................  19
 SECTION 6.08. Multiple Originals................................................  19
 SECTION 6.09. Table of Contents.................................................  19
 SECTION 6.10. Severability......................................................  19

EXHIBIT A Form of Face of Warrant Certificate

                               WARRANT AGREEMENT

     WARRANT AGREEMENT dated as of March ___, 1999 (this "Agreement"), among CARESIDE, INC., a Delaware corporation ("Careside"), FAHNESTOCK & CO. INC., WEDBUSH MORGAN SECURITIES, INC. and SOUTHEAST RESEARCH PARTNERS, INC., as Purchasers (the "Purchasers").

     WHEREAS, Careside desires to sell to the Purchasers up to 280,000 warrants (the "Warrants") described herein which will initially entitle the Purchasers to purchase in the aggregate 280,000 shares of Common Stock, par value $.0l per share, of Careside ("Common Stock") in connection with an initial public offering by Careside of 2,800,000 shares of Common Stock (not including shares offered pursuant to the over-allotment option (the "Shares")); and

     WHEREAS, each Warrant will entitle the Purchasers to purchase one (1) share of Common Stock, subject to adjustment as provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, including, but not limited to, the payment of Twenty-Eight Dollars ($28.00) by the Purchasers to Careside, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  Definitions
                                  -----------

     SECTION 1.01.  Definitions.  Certain capitalized terms used in this
                    -----------
Agreement shall have the definitions set forth below.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial
                                      --------- -------
ownership of 10% or more of the voting securities of a Person shall constitute control. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Board" means the Board of Directors of Careside or any committee thereof duly authorized to act on behalf of such Board of Directors.

     "Business Day" means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

     "Combination" means an event in which Careside consolidates with, merges with or into, or sells all or substantially all of its assets to another Person.

     "Current Market Value" per share of Common Stock or any other security at any date means: (i) if the security is not registered under the Exchange Act,
(a) the value of the security, determined in good faith by the Board and set forth in a board resolution, based on the most recently completed arm's-length transaction between Careside and a Person other than an Affiliate of Careside, the closing of which occurred on such date or within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert; or (ii) if the security is registered under the Exchange Act, the average of the last reported sale price of the Common Stock on the Nasdaq National Market or any other exchange or market on which the Common Stock is traded (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 5 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 5 consecutive Business Days before such date, the average of the last reported sale prices (or such equivalent) for all of the Business Days before such date for which daily closing prices are available (provided, however, that if the closing price is
                              --------  -------
not determinable for at least 3 Business Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act).

     "Effective Date" means the date that the SEC has entered an order declaring Careside's registration statement on Form S-1 effective under the Securities Act in connection with an initial public offering.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Date" means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.04.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "SEC" means the Securities and Exchange Commission, or any successor agency or body performing substantially similar functions.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Warrant Certificates" mean the registered certificates issued by Careside under this Agreement representing the Warrants.

"Warrant Shares" mean the shares of Common Stock (and any other securities) for which the Warrants are exercisable.

     SECTION 1.02.  Other Definitions
                    -----------------

                                                                   SECTION
                                                                   -------
     "Agreement".................................................  Recitals
     "Cashless Exercise".........................................    3.04
     "Certificate Register"......................................    2.04
     "Common Stock"..............................................  Recitals
     "Exercise Price"............................................    3.01
     "Expiration Date"...........................................    3.02(b)
     "Holder"....................................................    2.04
     "Indemnified Holders".......................................    5.04(a)
     "Registrar..................................................    3.07
     "Registration Statement"....................................    5.01
     "Shares"....................................................  Recitals
     "Successor Company".........................................    4.04(a)
     "Transfer Agent"............................................    3.05
     "Warrants"..................................................  Recitals

     SECTION 1.03.  Rules of Construction.
                    ---------------------

          (i)    a defined term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (iii)  "or" is not exclusive;

          (iv)   "including" means including without limitation; and
          (v) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE 2

                             Warrant Certificates
                             --------------------

     SECTION 2.01.  Form and Dating.  Each Warrant Certificate shall be
                    ---------------
substantially in the form of Exhibit A attached hereto, which is hereby
                             ---------
incorporated in and expressly made a part of this Agreement. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which Careside is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to Careside) and shall bear the legends required by Section 2.02. Each Warrant Certificate shall be dated the date of its countersignature. The terms of the Warrant Certificate set forth in Exhibit A are part of the terms of this
                                 ---------
Agreement.

     SECTION 2.02.  Legend.  Each Warrant Certificate shall bear the following
                    ------
legends:

     THE COMMON STOCK, PAR VALUE $.0l PER SHARE, OF CARESIDE FOR WHICH THIS WARRANT IS EXERCISABLE ("COMMON STOCK") MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE "UNITED STATES" OR TO "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

     THIS WARRANT, AS WELL AS THE COMMON STOCK, IS SUBJECT TO A LOCK-UP RESTRICTION AND AS A RESULT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED BY ANY PERSON, EXCEPT BY OPERATION OF LAW OR PURSUANT TO A REORGANIZATION OF CARESIDE, UNTIL MARCH __, 2000 [insert date which is one year after the Effective Date].

     SECTION 2.03.  Execution.  Warrants entitling the Purchasers to purchase in
                    ---------
the aggregate up to 280,000 Warrant Shares shall be executed on behalf of Careside by the Chief Executive Officer or Chief Financial Officer of Careside and attested by the signature of the Secretary or Assistant Secretary of Careside.

     SECTION 2.04.  Registration. The Warrants shall be numbered and shall be
                    -------------
registered by Careside on its books and records as they are issued. Careside shall keep a register

("Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders (as defined below) and the date and number of Warrants represented on the face of each Warrant Certificate. Careside shall be entitled to treat the registered holder of any Warrant (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be liable for any registration or transfer of any Warrant which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary. One Hundred and Forty Thousand (140,000) Warrants shall be registered initially in the name of "Fahnestock & Co. Inc.", Eighty-Four Thousand (84,000) Warrants shall be registered initially in the name of "Wedbush Morgan Securities, Inc." and Fifty-Six Thousand (56,000) Warrants shall be initially registered in the name of "Southeast Research Partners, Inc.".

     SECTION 2.05.  Transfer and Exchange.  The Warrants may not be transferred,
                    ---------------------
assigned, sold or hypothecated by the Holder except in accordance with this
Section 2.05 or in an involuntary assignment by operation of law to the Holder's personal representative.

     (a) Each Holder of Warrants, by acceptance thereof, represents and acknowledges that such Warrants have not been and will not be registered under the Securities Act on the grounds that the issuance of such Warrants is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering. Each Holder of Warrants represents and warrants that such Holder (i) is acquiring these Warrants for investment for such Holder's own account, with no intention of reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of such Holder's property shall at all times be within such Holder's control, (ii) is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act, (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments made or to be made in connection with the acquisition and exercise of the Warrants, and (iv) has been provided all such information and access to information concerning such Holder's investment hereunder as such Holder has requested from Careside. The Warrants may not be transferred except (1) to officers and partners of the Purchasers, (2) (x) pursuant to an effective registration statement under the Securities Act or (y) in the case of transfers other than those described in clause (2) (x), upon satisfaction of an applicable exemption from such registration requirements, and compliance with the provisions of the Securities Act and the Conduct Rules of the National Association of Securities Dealers, Inc. in respect of the transfer of such Warrant, and (3) upon compliance with applicable state securities laws.

     (b) The Warrant Certificates shall be issued in registered form only and shall be transferable only upon the surrender of such Warrant Certificate for registration of transfer. When a Warrant Certificate is presented to Careside with a request to register a transfer, Careside shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code as in effect in the State of New York are met. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be valid obligations of Careside, entitled to the same benefits under this Agreement as the Warrant Certificates surrendered upon such registration of transfer or exchange. No service charge will be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate. However, Careside may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates but not for any exchange or original issuance (not involving a transfer) pursuant to Section 3.04 or 3.05.

     SECTION 2.06.  Replacement Certificates.  If a mutilated Warrant
                    ------------------------
Certificate is surrendered to Careside or if the Holder of a Warrant Certificate certifies in a writing to Careside (which shall include customary indemnities) that the Warrant Certificate has been lost, destroyed or wrongfully taken, Careside shall issue a replacement Warrant Certificate if the requirements of
Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. Every replacement Warrant Certificate shall carry the same obligations on the part of Careside as the Warrant Certificate it replaced. Careside may not issue new Warrant Certificates to replace Warrant Certificates to the extent they represent Warrants which have been exercised or Warrants which Careside has purchased or otherwise acquired.

                                   ARTICLE 3


                                Exercise Terms
                                --------------

     SECTION 3.01.  Exercise Price.  Each Warrant shall initially entitle the
                    --------------
Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase one share of Common Stock for a per share exercise price (the "Exercise Price") of $[___] [145% of the initial public offering price].

     SECTION 3.02.  Exercise Periods.
                    ----------------

          (a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time or from time to time after the first anniversary of the Effective Date; provided, however, that Holders will be able
                                   --------  -------
to exercise their Warrants only if (i) the Registration Statement relating to the Warrant Shares is effective, or (ii) the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside.

          (b) No Warrant shall be exercisable after the date which is the fifth anniversary of the Effective Date (the "Expiration Date").

     SECTION 3.03.  Expiration.  Each Warrant shall terminate and become void as
                    ----------
of the earlier of (i) the close of business on the Expiration Date or (ii) the date such Warrant is exercised.

     SECTION 3.04.  Manner of Exercise.  Warrants may be exercised upon (i)
                    ------------------
surrender to Careside, or its duly authorized agent, of the related Warrant Certificate, together with the form of election to purchase Common Stock attached thereto, duly completed and executed by the Holder thereof, and (ii) payment to Careside, or its duly authorized agent, for the account of Careside, of the Exercise Price for each Warrant Share issuable upon the exercise of such Warrants then exercised. Such payment shall be made (i) in cash or by certified or official bank check payable to the order of Careside or by wire transfer of funds to an account designated by Careside for such purpose or (ii) without the payment of cash, by reducing the number of shares of Common Stock obtainable upon the exercise of a Warrant so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (a) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the Exercise Price were being made in cash) and (b) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding sentence is herein called a "Cashless Exercise". Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part. In the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date, a new Warrant Certificate representing the remaining Warrants shall be issued by Careside.

     SECTION 3.05.  Issuance of Warrant Shares.  Subject to Section 2.06, upon
                    --------------------------
the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in Section 3.04, Careside shall issue and cause a transfer agent for the Common Stock ("Transfer Agent") to countersign and deliver, upon the written order of the Holder in such name or names as the Holder may designate, a stock certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same, together with cash as provided in Section
3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such stock certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as previously stated; provided, however, that if, at such date, the transfer books
                   --------- -------
for the Warrant Shares shall be closed, the stock certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date Careside shall be under no duty to deliver any stock certificates for such Warrant Shares; provided further, however, that such transfer books, unless
                ----------------- -------
otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

     SECTION 3.06.  Fractional Warrant Shares.  Careside shall not be required
                    -------------------------
to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable on the exercise of any Warrant (or specified portion thereof), Careside shall pay, at the time of exercise, an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

     SECTION 3.07.  Reservation of Warrant Shares.  Careside shall at all times
                    -----------------------------
keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the "Registrar") shall, at all times until the Expiration Date, reserve such number of authorized shares as shall be required for such purpose. Careside will keep a copy of this Agreement on file with the Transfer Agent. All Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests created by or through Careside, with respect to the issue thereof. Careside will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.06. Careside will provide such Transfer Agent with a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

     Before taking any action which would cause an adjustment pursuant to
Article 4 to reduce the Exercise Price below the then par value (if any) of the Common Stock, Careside shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that Careside may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

                                   ARTICLE 4

                            Antidilution Provisions
                            -----------------------

     SECTION 4.01.  Changes in Common Stock.  In the event that at any time or
                    -----------------------
from time to time Careside shall (i) pay a stock dividend or make a distribution on its Common Stock in shares of its Common Stock or other shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the happening of such event shall be adjusted to a number determined by multiplying the number of shares of Common Stock that a Holder would have owned or have been entitled to receive upon exercise had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock or other shares of capital stock, immediately prior to the record date therefor) by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately after the happening of the events described above and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the happening of the events described above; and subject to Section 4.07, the Exercise Price for each Warrant shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such event by such fraction. An adjustment made pursuant to this Section 4.01 shall become effective immediately after the effective date of such event, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of Careside's capital stock.

     SECTION 4.02.  Cash Dividends and Other Distributions.  In the event that
                    --------------------------------------
at any time or from time to time Careside shall distribute to all holders of Common Stock (i) any distribution of cash, evidences of its indebtedness, shares of its capital stock or any other assets, properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case, (w) the issuance of any rights under a shareholder rights plan, (x) any dividend or distribution described in Section 4.01, (y) any rights, options, warrants or securities described in Section 4.03 and (z) any cash dividends or other cash distributions from current or retained earnings), then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution and the denominator of which shall be such Current Market Value per share of Common Stock on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other assets or property, warrants, options or subscription or purchase rights; and, subject to Section 4.07, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that Careside is not required to make an adjustment pursuant
--------  -------
to this Section 4.02 if at the time of such distribution Careside makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

     SECTION 4.03.  Rights Issue to All Holders of Common Stock.  In the event
                    -------------------------------------------
that at any time or from time to time Careside shall issue to all holders of Common Stock, without any charge, rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that is lower at the record date for such issuance than the then Current Market Value per share of Common Stock, then the number of shares of Common Stock issuable upon the exercise of each

Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by Careside (assuming the exercise or conversion of all such rights, options, warrants or securities) would purchase at the then Current Market Value per share of Common Stock; provided, however, that no adjustment to the number of
                       --------  -------
Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made as a result of (i) the adoption of a shareholder rights plan by Careside, (ii) the issuance of shares of Common Stock under any warrants, options or other rights existing on the date hereof or (iii) the issuance of options or shares of Common Stock under any employee benefits plans approved by the Board as of the date hereof. Subject to Section 4.07, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. No adjustment shall be made pursuant to this Section 4.03 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or of increasing the Exercise Price.

     SECTION 4.04.  Combination; Liquidation.
                    ------------------------

     (a) Except as provided in Section 4.04(b), in the event of a Combination, each Holder shall have the right to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. Unless Section 4.04(b) is applicable to a Combination, Careside shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement confirming the Holders' rights pursuant to this Section 4.04(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
4. The provisions of this Section 4.04(a) shall similarly apply to successive Combinations involving any Successor Company.

     (b) In the event of (i) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of Careside, the holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

     In case of any Combination described in this Section 4.04(b), the Successor Company and, in the event of any dissolution, liquidation or winding-up of Careside, Careside, shall deposit promptly with an independent agent appointed for such purpose the funds, if any, necessary to pay to the Holders the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, such agent is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

     SECTION 4.05.  Other Events.  If any event occurs as to which the foregoing
                    ------------
provisions of this Article 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Holders in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of any Warrant.

     SECTION 4.06.  Superseding Adjustment.  Upon the expiration of any rights,
                    ----------------------
options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Article 4, if any Warrants shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of this Article 4 as if (A) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by Careside upon such exercise plus the aggregate consideration, if any, actually received by Careside for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided,
                                                                --------
however, that no such readjustment shall (except by reason of an intervening
-------
adjustment under Section 4.01) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increase the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

     SECTION 4.07.  Minimum Adjustment.  The adjustments required by the
                    ------------------
preceding Sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 4, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

     SECTION 4.08.  Notice of Adjustment.  Whenever the Exercise Price or the
                    --------------------
number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein provided, Careside shall promptly deliver to the Holders in accordance with Section 6.05 a certificate of a firm of independent accountants selected by the Board (who may be the regular accountants employed by Careside) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of Warrants after giving effect to such adjustment.

     SECTION 4.09.  Notice of Certain Transactions.  In the event that Careside
                    ------------------------------
shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of Careside or (f) make a tender offer or exchange offer with respect to the Common Stock, Careside shall within 5 days send to the Holders a notice of such proposed action or offer. Such notice shall be mailed to the Holders in accordance with
Section 6.05, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Article 4 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or
(b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

     SECTION 4.10.  Adjustment to Warrant Certificate.  The form of Warrant
                    ---------------------------------
Certificate need not be changed because of any adjustment made pursuant to this
Article 4, and

Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. Careside, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                   ARTICLE 5

                              Registration Rights
                              -------------------

     SECTION 5.01.  Effectiveness of Registration Statement.  Careside shall
                    ---------------------------------------
cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act a registration statement covering the issuance of Warrant Shares to the Holders upon exercise of the Warrants by the Holders thereof (the "Registration Statement") and shall use its reasonable efforts to cause the Registration Statement to be declared effective on or before the first anniversary of the Effective Date. Careside shall cause the Registration Statement to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date. Careside shall (a) furnish to each Holder, without charge, at least one copy of the Registration Statement and any amendments thereto, (b) for so long as any Registration Statement is effective, deliver to each Holder, without charge, as many copies of the final prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request and (c) if in the opinion of counsel for the Holders any amendment or supplement to the Registration Statement is required to enable the Holder to resell Warrant Shares, effect such amendments or supplements and cooperate in any arrangement with respect to such resale.

     SECTION 5.02.  Blue Sky.  Careside shall use its reasonable efforts to
                    --------
register or qualify the Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States in which any Holder of Warrants may be deemed to purchase Warrant Shares upon the exercise of Warrants and shall use its reasonable efforts to maintain such registration or qualification through the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date; provided, however,
                                                           --------  -------
that Careside shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5.02 or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

     SECTION 5.03.  Accuracy of Disclosure.  To the extent any Holder uses the
                    ----------------------
Registration Statement for any resale of Warrant Shares as provided in clause
(c) of Section 5.01, Careside represents and warrants to each Holder and agrees for the benefit of each Holder that (i) the Registration Statement and any amendment thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and (ii) the prospectus delivered to such Holder upon the exercise of Warrants and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that Careside shall have no liability under
            --------  -------
clauses (i) or (ii) of this Section 5.03 with respect to any such untrue statement or omission made in any Registration Statement in reliance upon and in conformity with information furnished to Careside by or on behalf of the Holders specifically for inclusion therein. If Careside shall provide the Holders with written notice that the Registration Statement contains an untrue statement of a material fact or omits to state a material fact, then the Holders agree to immediately cease using the Prospectus contained therein in connection with any sales of the Warrant Shares until such time as Careside has filed an amendment which corrects the untrue statement or omission; it being understood that, subject to the provisions set forth below in this Section 5.03, Careside agrees to file such amendment as soon as practicable. If at the time during which the Registration Statement is effective, Careside is engaged in any material acquisition, divestiture, financing or other business transaction which, in the reasonable opinion of the Board, would be adversely affected by premature disclosure, then Careside may direct, by delivery of written notice to the Holders, that the Holders refrain from selling any Warrant Shares pursuant to the Registration Statement for a period not in excess of 120 days from the date of such notice.

     SECTION 5.04.  Indemnification.  To the extent any Holder uses the
                    ---------------
Registration Statement for any resale of Warrant Shares as provided in clause
(c) of Section 5.01:

     (a) In connection with any Registration Statement, Careside agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons being referred to collectively as the "Indemnified Holders") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Warrant Shares) to which each Indemnified Holder may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or prospectus or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Holders for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) Careside
                                        --------  -------
shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon (A) the use of a Prospectus to sell Warrant Shares in violation of Section 5.03 or (B) any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any preliminary or final prospectus or in any amendment or supplement thereto in reliance upon and in conformity with written information pertaining to such Holder and furnished to Careside by or on behalf of such Holder specifically for inclusion therein; (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus relating to such Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any person as to which there is a prospectus delivery requirement (a "Delivering Seller") that sold the Warrant Shares to the person asserting any such losses, claims, damages or liabilities to the extent that any such loss, claim, damage or liability of such Delivering Seller results from the fact that there was not sent or given to such person, on or prior to the written confirmation of such sale, a copy of the relevant prospectus, as amended and supplemented, provided that (A) Careside shall have previously furnished copies thereof to such Delivering Seller in accordance with this Agreement and (B) such furnished prospectus, as amended and supplemented, would have corrected any such untrue statement or omission or alleged untrue statement or omission; and (iii) this indemnity agreement will be in addition to any liability which Careside may otherwise have to such Indemnified Holder.

     (b) In connection with any Registration Statement, each Holder, severally and not jointly, will indemnify and hold harmless Careside and each person, if any, who controls Careside within the meaning of the Securities Act or the Exchange Act and the directors, officers, agents and employees of such controlling persons from and against any losses, claims, damages or liabilities or any actions in respect thereof to which Careside or any such controlling person or director, officer, agent or employee of such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or preliminary or final prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to Careside by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, Careside for any legal or other expenses reasonably incurred by Careside or any such controlling person or director, officer, agent or employee of such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to Careside or any of its controlling persons or directors, officers, agents or employees of such controlling persons.

     (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5.04, notify the indemnifying party of the commencement thereof, however, the omission to so notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsections (a) or (b) above, except to the extent that it is prejudiced or harmed in any material respect by failure to give such prompt notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with one (1) counsel (and local counsel as necessary) reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5.04 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, not to be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. No indemnifying party shall be liable for any amounts paid in settlement of any action or claim without its written consent, which consent shall not be unreasonably withheld, but if settled in accordance with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 5.04 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or
(b) above for any reason other than as provided in subsection (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Careside on the one hand or such Holder or such other indemnified person, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection 5(d). Notwithstanding any other provision of this subsection 5 (d), the Holders shall not be required to contribute any amount in excess of the amount of the net proceeds received by such Holders from the sale of the Warrant Shares pursuant to the Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Subsection 5(d), each officer, director, employee, representative and agent of an indemnified party and each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party, and each officer, director, employee, representative and agent of Careside and each person, if any, who controls Careside within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as Careside.

     (e) The agreements contained in this section shall survive the sale of the Warrant Shares pursuant to the Registration Statement, as the case may be, and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     SECTION 5.05.  Additional Acts.  If the issuance or sale of any Common
                    ---------------
Stock or other securities issuable upon the exercise of the Warrants requires registration or approval of any governmental authority (other than the registration requirements under the Securities Act), or the taking of any other action under the laws of the United States of America or any political subdivision thereof before such securities may be validly offered or sold in compliance with such laws, then Careside covenants that it will, in good faith and as expeditiously as reasonably possible, use all reasonable efforts to secure and maintain such registration or approval or to take such other action, as the case may be.

     SECTION 5.06.  Expenses.  All expenses incident to Careside's performance
                    --------
of or compliance with its obligations under this Article 5 will be borne by Careside, including without limitation: (i) all Securities and Exchange Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all reasonable expenses of any Persons incurred by or on behalf of Careside in preparing or assisting in preparing, printing and distributing the Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article 5, (iv) the fees and disbursements of counsel for Careside and (v) the fees and disbursements of the independent public accountants of Careside, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.

                                   ARTICLE 6

                                 Miscellaneous
                                 -------------

     SECTION 6.01.  Securities and Exchange Commission Reports and Other
                    ----------------------------------------------------
Information.  So long as Careside has equity securities registered under the
-----------
Exchange Act, Careside shall use best efforts to file with the Securities and Exchange Commission and thereupon provide the Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a United States corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

     SECTION 6.02.  Persons Benefiting.  Nothing in this Agreement is intended
                    ------------------
or shall be construed to confer upon any Person other than Careside and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

     SECTION 6.03.  Rights of Holders.  Holders of unexercised Warrants are not
                    -----------------
entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice as stockholders of any other proceedings of Careside or (v) exercise any other rights whatsoever as stockholders of Careside.

     SECTION 6.04.  Amendment.  This Agreement may be amended by the parties
                    ---------
hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as Careside may deem necessary or desirable (including, without limitation, any addition or modification to provide for compliance with the transfer restrictions set forth herein);

provided, however, that such action shall not adversely affect the rights of any
--------  -------
of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein) or the exercise period with respect to the Warrants would be shortened. In determining whether the Holders of the required number of Warrants have consented, Warrants owned by Careside or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Careside shall be disregarded and deemed not to be outstanding. Subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

     SECTION 6.05.  Notices.  All notices, requests, consents and other
                    -------
communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

     if to Careside:  Careside, Inc.
                      1600 Bristol Parkway
                      Culver City, California  90230
                      Attention:   Chief Executive Officer

     with a copy to:  Pepper Hamilton LLP
                      3000 Two Logan Square
                      18/th/ & Arch Streets

                            Philadelphia, Pennsylvania  19103
                            Attention:   Barry M. Abelson, Esquire

     if to the Purchasers:  Fahnestock & Co. Inc.
                            Wedbush Morgan Securities, Inc.
                            Southeast Research Partners, Inc.
                            c/o Fahnestock & Co. Inc.
                            125 Broad Street
                            New York, New York  10004
                            Attention:  Henry P. Williams

     Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

     All notices, requests and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service or (iv) if sent by registered or certified mail, on the 5/th/ business day following the day such mailing is made.

     SECTION 6.06.  Governing Law.  The laws of the State of New York shall
                    -------------
govern this Agreement and the Warrant Certificates.

     SECTION 6.07.  Successors.  All agreements of Careside in this Agreement
                    ----------
and the Warrant Certificates shall bind its successors.

     SECTION 6.08.  Multiple Originals.  The parties may sign any number of
                    ------------------
copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

     SECTION 6.09.  Table of Contents.  The table of contents and headings of
                    -----------------
the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 6.10.  Severability.  The provisions of this Agreement are
                    ------------
severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

                             CARESIDE, INC.


                             By:_______________________________
                                Name:
                                Title:

                             FAHNESTOCK & CO. INC.
                             WEDBUSH MORGAN SECURITIES, INC.
                             SOUTHEAST RESEARCH PARTNERS, INC.

                             By:  FAHNESTOCK & CO. INC.

                             By:_______________________________
                                Name:
                                Title:

                             As Attorney-in-Fact for each of the Representatives

                                                                       EXHIBIT A

                     [FORM OF FACE OF WARRANT CERTIFICATE]

     THE COMMON STOCK, PAR VALUE $.0l PER SHARE, OF CARESIDE FOR WHICH THIS WARRANT IS EXERCISABLE ("COMMON STOCK") MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE "UNITED STATES" OR TO "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

     THIS WARRANT, AS WELL AS THE COMMON STOCK, IS SUBJECT TO A LOCK-UP RESTRICTION AND AS A RESULT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED BY ANY PERSON, EXCEPT BY OPERATION OF LAW OR PURSUANT TO A REORGANIZATION OF CARESIDE, UNTIL MARCH __, 2000 [insert date which is one year after the Effective Date].

                                       I

                                                                       EXHIBIT A

No.  [     ]                                       Certificate for ____ Warrants
                                to Purchase _____________ shares of Common Stock

                      VOID AFTER 5.00 P.M. NEW YORK TIME
   on [insert the date which is the fifth anniversary of the Effective Date]

                     WARRANTS TO PURCHASE COMMON STOCK OF
                                CARESIDE, INC.

     THIS CERTIFIES THAT            , or its registered assigns, is the
registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the registered holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Careside, Inc., a Delaware corporation ("Careside"), [ ] shares of Common Stock, par value of $.0l per share, of Careside (the "Common Stock") at the per share exercise price of $[ ] (the "Exercise Price"), or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void as of the close of business on the fifth anniversary of the Effective Date], (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

     This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of [___________], 1999 (the "Warrant Agreement"), among Fahnestock & Co. Inc., Wedbush Morgan Securities, Inc. and Southeast Research Partners, Inc. (collectively, the "Purchasers") and Careside, and is subject to the terms and provisions contained in the Warrant Agreement, all of which terms and provisions the Holder consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of Careside and the Holders. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to Careside at 6100 Bristol Parkway, Culver City, California 90230, Attention: Secretary.

     Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Election to Purchase Warrant Shares attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to Careside or its duly authorized agent for the account of Careside at the principal office of Careside or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of Careside or by wire transfer of funds to an account designated by Careside for such purpose. Payment by Cashless Exercise shall be made without the payment of cash by reducing the amount of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal

                                      II

                                                                       EXHIBIT A

to the product of (1) the number of shares of Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) the Cashless Exercise Ratio.

     As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time on or after the first anniversary of the Effective Date, as defined in the Warrant Agreement; provided, however, that Holders will be able to exercise their
           --------  -------
Warrants only if a shelf registration statement relating to the Common Stock underlying the Warrants is effective or the issuance of such Common Stock is permitted pursuant to an exemption from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided further, however, that no
                                            -------- -------  -------
Warrant shall be exercisable after the Expiration Date.

     In the event Careside enters into a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or other property of such surviving entity as the Holder would have been entitled to receive upon or as a result of the Combination had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such
             --------  -------
Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of Careside, the Holder hereof will be entitled to receive such cash distributions as the Holder would have received had the Holder exercised its Warrants immediately prior to such Combination, less the Exercise Price.

     As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

     Careside may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.05 of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the issuance of the Warrant Shares.

     Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the principal office of Careside by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but Careside shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

                                      III

                                                                       EXHIBIT A

     All shares of Common Stock issuable by Careside upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

     Careside shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be liable for any registration or transfer of any Warrant which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

     The Warrants do not entitle any holder hereof to any of the rights of a shareholder of Careside.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been attested by the Secretary or Assistant Secretary of Careside.

                                  CARESIDE, INC.



                                  By_______________________________________
                                   Name:
                                   Title: [Chief Executive Officer or Chief
                                   Financial Officer]

DATED:

Attest:


___________________________
Name:
Title: [Secretary or Assistant Secretary]

                                      IV

                                                                       EXHIBIT A

                  FORM OF ELECTION TO PURCHASE WARRANT SHARES
                (to be executed only upon exercise of Warrants)

                                CARESIDE, INC.

     The undersigned hereby irrevocably elects to exercise [________] Warrants at an exercise price per Warrant (subject to adjustment) of $[___________] to acquire [________] shares of Common Stock, par value $.01 per share, of Careside, Inc. on the terms and conditions specified within the Warrant Certificate and the Warrant Agreement therein referred to, surrenders the Warrant Certificate attached hereto and all right, title and interest therein to Careside, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:


                                   _______________________________
                                   (Signature of Owner)

                                   _______________________________
                                   (Street Address)

                                   _______________________________
                                   (City) (State) (Zip Code)


                                   Signature Guaranteed by:


                                   _______________________________
                                   [Signature must be guaranteed by an
                                   eligible Guarantor Institution
                                   (banks, stock brokers, savings and
                                   loan associations and credit
                                   unions) with membership in an
                                   approved signature guarantee
                                   program pursuant to Rule l7Ad-15 of
                                   the Securities Exchange Act of
                                   1934, as amended]

                                       V

                                                                       EXHIBIT A

Securities and/or check to be issued to:

     Please insert social security or identifying number:

     Name:

     Street Address:

     City, State and Zip Code:

Any unexercised Warrants represented by the Warrant Certificate to be issued to:

     Please insert social security or identifying number:

     Name:

     Street Address:

     City, State and Zip Code:

                                      VI